EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We agree to the inclusion in this Form 10K of our report dated April 26, 2006, on our audit of the consolidated financial statements of Techlabs, Inc. for the year ended December 31, 2005.

/s/ Baumann, Raymondo & Company PA
Tampa, Florida
April 27, 2006